UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

VERU INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Investor and Media Contact:

Samuel Fisch

Executive Director, Investor Relations and Corporate Communications

Email: veruinvestor@verupharma.com

Veru Adjourns 2024 Annual Meeting of Shareholders to June 27, 2024

MIAMI, FL – June 18, 2024 – Veru Inc. (NASDAQ: VERU), a late clinical stage biopharmaceutical company focused on developing innovative medicines for preserving muscle for high quality weight loss, oncology, and viral induced acute respiratory distress syndrome, today announced that its Annual Meeting of Shareholders scheduled for today (Annual Meeting) was convened and adjourned without any business being conducted due to lack of a required quorum.

The Annual Meeting has been adjourned to Thursday, June 27th at 9:00 a.m., local time, at 2916 N. Miami Avenue, Suite 1000, Miami, Florida 33127, with respect to all proposals described in the Company’s amended definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 9, 2024.

At the time the Annual Meeting was adjourned, proxies had been submitted by shareholders representing approximately 49.6% of the shares of the Company’s common stock outstanding and entitled to vote. These votes were insufficient for a quorum which requires a majority of the shares of the Company’s common stock outstanding and entitled to vote. The record date for the adjourned Annual Meeting continues to be April 29, 2024. Shareholders who have previously submitted a proxy or otherwise voted do not need to take any action and all previously submitted proxies will be voted at the adjourned Annual Meeting unless properly revoked.

For any Veru Inc. shareholders who may not be sure if their shares have been voted, you should be able to see that information on your broker portal when you log in. If you cannot find that information, please reach out to your broker and ask them.

If your shares have not been voted, please vote. You can accomplish this in one of three easy ways:

1.	Ask your broker to vote your shares.

2.	Request your 16-digit control number, and you can vote for the shares yourself by going to www.proxyvote.com.

3.	Log into your brokerage account and there should be a button to vote the shares.

Regardless of whether you vote for or against the proposals presented, what is important is to vote. As a shareholder, it is in your best interests that the Company reaches a quorum so that it avoids costly procedures to complete the Annual Meeting.

About Veru Inc.

Veru is a late clinical stage biopharmaceutical company focused on developing novel medicines for the treatment of metabolic diseases, oncology, and ARDS. The Company’s drug development program includes two late-stage novel small molecules, enobosarm and sabizabulin.

Enobosarm, a selective androgen receptor modulator (SARM), is being developed for two indications:

(i) Phase 2b clinical study of enobosarm as a treatment to augment fat loss and to prevent muscle loss in sarcopenic obese or overweight elderly patients receiving a GLP-1 RA who are at-risk for developing muscle atrophy and muscle weakness and (ii) subject to the availability of sufficient funding, Phase 3 ENABLAR-2 clinical trial of enobosarm and abemaciclib for the treatment of androgen receptor positive (AR+), estrogen receptor positive (ER+) and human epidermal growth factor receptor 2 negative (HER2-) metastatic breast cancer in the 2nd line setting.

Sabizabulin, a microtubule disruptor, is being developed as a Phase 3 clinical trial for the treatment of hospitalized patients with viral-induced ARDS. The Company does not intend to undertake further development of sabizabulin for the treatment of viral-induced ARDS until we obtain funding from government grants, pharmaceutical company partnerships, or other similar third-party external sources.

The Company also has an FDA-approved commercial product, the FC2 Female Condom® (Internal Condom), for the dual protection against unplanned pregnancy and sexually transmitted infections.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, express or implied statements related to the phase 2b trial of enobosarm, whether enobosarm will enhance weight loss or preserve muscle in, or meet any unmet need for, obesity patients and whether it will enhance weight loss and whether the Company will be successful in its transformation into a late stage biopharmaceutical company focused on obesity and oncology. The words “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “opportunity,” “plan,” “predict,” “potential,” “estimate,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based upon current plans and strategies of the Company and reflect the Company’s current assessment of the risks and uncertainties related to its business and are made as of the date of this press release. The Company assumes no obligation to update any forward- looking statements contained in this press release because of new information or future events, developments or circumstances. Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: the development of the Company’s product portfolio and the results of clinical studies possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical studies and the ability to enroll subjects in accordance with planned schedules; the ability to fund planned clinical development as well as other operations of the Company; the timing of any submission to the FDA or any other regulatory authority and any determinations made by the FDA or any other regulatory authority; the Company’s existing product, FC2, and any future products, if approved, possibly not being commercially successful; the ability of the Company to obtain sufficient financing on acceptable terms when needed to fund development and operations; demand for, market acceptance of, and competition against any of the Company’s products or product candidates; new or existing competitors with greater resources and capabilities and new competitive product approvals and/or introductions; changes in regulatory practices or policies or government-driven healthcare reform efforts, including pricing pressures and insurance coverage and reimbursement changes; risks relating to the Company’s development of its own dedicated direct to patient telehealth platform, including the Company’s lack of experience in developing such a platform, potential regulatory complexity, development costs, and market awareness and acceptance of any telehealth platform we develop; risks relating to our ability to increase sales of FC2 after significant declines in recent periods due to telehealth industry consolidation and the bankruptcy of a large telehealth customer; the Company’s ability to protect and enforce its intellectual property; the potential that delays in orders or shipments under government tenders or the Company’s U.S. prescription business could cause significant quarter-to-quarter variations in the Company’s operating results and adversely affect its net revenues and gross profit; the Company’s reliance on its international partners and on the level of spending by country governments, global donors and other public health organizations in the global public sector; the concentration of accounts receivable with our largest customers and the collection of those receivables; the Company’s production capacity, efficiency and supply constraints and interruptions, including potential disruption of production at the Company’s and third party manufacturing facilities and/or of the Company’s ability to timely supply product due to labor unrest or strikes, labor shortages, raw material shortages, physical damage to the Company’s and third party facilities, product testing, transportation delays or regulatory actions; costs and other effects of litigation, including product liability claims and securities litigation; the Company’s ability to identify, successfully negotiate and complete suitable acquisitions or other strategic initiatives; the Company’s ability to successfully integrate acquired businesses, technologies or products; and other risks detailed from time to time in the Company’s press releases, shareholder communications and Securities and Exchange Commission filings, including the Company’s Form 10-K for the year ended September 30, 2023, as amended by the Form 10-K/A, and subsequent quarterly reports on Form 10-Q. These documents are available on the “SEC Filings” section of our website at www.verupharma.com/investors.